UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2006

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard
Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ikanos Communications, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K dated July 31, 2006, which was filed with the Securities and Exchange Commission on July 31, 2006 (the “Original 8-K”) to amend two pages of Exhibit 99.1 to the Original 8-K.  The Exhibit filed with the Original 8-K incorrectly showed the effects of certain non-GAAP adjustments in the Company’s reconciliation provided on page seven of the press release.  In the Exhibit to the Original 8-K, these adjustments were footnoted in the ‘As reported’ column and should have been footnoted in the ‘Non-GAAP Adjustments’ column for the six months ended June 30, 2006.  In addition, the June 30, 2006 Balance Sheet has been amended to reflect a reclassification between other current liabilities and accounts receivable, net on page eight of the press release.  A copy of the full press release, as corrected, is attached hereto as Exhibit 99.1.

Item 2.02               Results of Operations and Financial Condition

On July 31, 2006, the Company issued a press release announcing its financial results for the fiscal quarter ended July 2, 2006.  A copy of this press release was furnished as Exhibit 99.1 to this report, and as corrected is furnished hereto as Exhibit 99.1.

The information provided under Item 2.02 in this Current Report on Form 8-K and the Exhibit attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release issued July 31, 2006.*

* Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

	By:	/s/ Daniel K. Atler
Daniel K. Atler
Chief Financial Officer

Date: August 16, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued July 31, 2006.*

* Furnished, not filed.